UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

ContextLogic Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56773	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2648 International Blvd., Ste 301
Oakland, California		94601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 965-8476

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LOGC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2026, Chad Chevalier, Interim Chief Financial Officer of ContextLogic Holdings Inc. (the “Company”), provided notice of his intention to resign from the Company, effective June 1, 2026. Mr. Chevalier’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On June 1, 2026 the Company also announced the appointment of Scott Stewart, age 53, as Chief Financial Officer and Chief Operating Officer, effective June 1, 2026 (the “Effective Date”). Mr. Stewart joins the Company after serving as the Chief Financial Officer at Cantaloupe, Inc. (Nasdaq: CTLP), a technology and payments company focused on unattended retail. During his time at Cantaloupe, Mr. Stewart oversaw Cantaloupe’s finance organization, including financial strategy and operations, accounting and financial reporting, planning and analysis, tax, treasury, and investor relations. Prior to Cantaloupe, Mr. Stewart served from 2007 to 2020 with Intercontinental Exchange, Inc. (NYSE: ICE), which operates global exchanges such as the New York Stock Exchange (NYSE), and clearing houses across the globe. During his time at ICE, Mr. Stewart served in various positions, most recently as Assistant Controller, where his responsibilities included managing and overseeing the corporate accounting function, working on complex accounting matters, and working on multiple acquisitions and divestitures, most notably the acquisition of the NYSE. Prior to that, Mr. Stewart spent four years at Ernst and Young in their audit practice. A graduate of Clemson University, Mr. Stewart holds both a Bachelor of Science in Accounting and Master of Professional Accountancy. He is also a certified public accountant (currently inactive).

In connection with Mr. Stewart’s appointment and pursuant to the terms of an employment agreement entered into with Mr. Stewart (the “Employment Agreement”) and approved by the Board, Mr. Stewart will receive a base salary of $400,000 per year. Mr. Stewart is also eligible to receive an annual bonus for each fiscal year completed during his employment (the “Annual Bonus”). The target amount of the Annual Bonus will be 37.5% of the base salary, with the actual amount of any such bonus ranging from a minimum of 25% to a maximum of 50% of base salary, as determined by the Board and/or Compensation Committee in their sole discretion based on the attainment of performance goals. Mr. Stewart’s Annual Bonus for 2026 will be prorated for the period that he is employed by the Company during the year. Pursuant to the terms of the Employment Agreement, the Board will grant Mr. Stewart a new hire award of 50,000 restricted stock units (“RSUs”) of the Company’s Common Stock (the “Appointment Grant”). The Appointment Grant will vest in equal installments of 20% of the total RSUs subject to the award on each of the first through fifth anniversaries of the Effective Date, generally subject to Mr. Stewart’s continuous service. Mr. Stewart is also eligible to receive an annual award of not less than 25,000 RSUs (the “Annual Refresh Grant”) in conjunction with, and at the same time as, the payment of the Annual Bonus for up to five consecutive annual bonus cycles following the Effective Date, subject to Mr. Stewart’s continuous service.

During Mr. Stewart’s employment, the Company will also pay 100% of his monthly premium costs for health and welfare benefits for Mr. Stewart and his eligible family members.

Additionally, in connection with his Employment Agreement, Mr. Stewart entered into an Executive Severance and Change in Control Agreement with the Company (the “Severance Agreement”) providing for the following benefits:

Termination Not in Connection with a Change in Control. Pursuant to his Severance Agreement, Mr. Stewart is eligible to receive a lump sum cash payment equal to six months of his base salary and an additional lump sum cash payment equal to six months of his benefit premiums if his employment is terminated by the Company without cause or he resigns for good reason, and such termination is not in connection with a change in control. In addition, unless the terms of an equity grant state otherwise, Mr. Stewart would also be entitled to accelerated vesting of any unvested time-based equity grants that would otherwise have vested within 12 months after his termination date.

Termination in Connection with a Change in Control. Pursuant to his Severance Agreement, Mr. Stewart is eligible to receive a lump sum cash payment equal to 12 months of his base salary, an additional lump sum cash payment equal to 12 months of his benefit premiums, and full acceleration of any unvested time-based equity awards if his employment is terminated by the Company without cause or he resigns for good reason, in either case within three months prior to or 12 months after a change in control.

The receipt of the severance benefits described above is subject to Mr. Stewart’s execution of the Company’s then-standard general release of claims.

In addition, Mr. Stewart entered into an indemnification agreement with the Company in substantially the form entered into with other officers of the Company.

The foregoing descriptions of the Employment Agreement and the Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosures.

On June 1, 2026, the Company issued a press release announcing the appointment of Mr. Stewart. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01. As provided in General Instruction B.2. to Form 8-K, the information furnished in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Indemnification Agreement
99.1	Press release issued by ContextLogic Holdings Inc. on June 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContextLogic Holdings Inc.

Date:	June 1, 2026	By:	/s/ Mark Ward
Mark Ward President Principal Executive Officer